Exhibit 10.13

NATIONAL OILWELL VARCO, INC.

2018 LONG-TERM INCENTIVE PLAN

Nonqualified Stock Option Agreement

Grantee:	«Name»
Date of Grant:	February 27, 2019
Exercise Price per Share:	$
Number of Option Shares Granted:	«Shares1»

1.Notice of Grant.  National Oilwell Varco, Inc. (the “Company”) is pleased to notify you that you have been granted an option (“Option”) to purchase the number of shares of Common Stock of the Company set forth above pursuant to the National Oilwell Varco, Inc. 2018 Long-Term Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan and this Agreement.  This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Code.

2.Vesting and Exercise of Option.  Subject to the further provisions of this Agreement, the Option shall become vested and may be exercised in accordance with the following schedule, by written notice to the Company at its principal executive office addressed to the attention of its Secretary (or such other officer or employee of the Company as the Company may designate from time to time):

NUMBER OF FULL YEARS	PERCENTAGE OF SHARES THAT MAY BE PURCHASED
Less than 1 year	0%
1 year	33 1/3%
2 years	66 2/3%
3 years or more	100%

Notwithstanding the above schedule, but subject to the further provisions hereof, upon the occurrence of the following events the Option shall vest and become exercisable as provided below:

(a)Disability. If your employment with the Company terminates by reason of a disability that entitles you to benefits under the Company’s long-term disability plan, as determined in the sole discretion of the Company, any unvested Option held by you and not already vested shall be 100% vested. The Option may be exercised at any time, by you or by your guardian or legal representative, within 10 years from the above Date of Grant (or, if you die during such period, by your estate or the person who acquires the Option by will or the laws of descent and distribution).

(b)Death.  If you die while in the employ of the Company any unvested Option held by you and not already vested shall be 100% vested. Your estate (or the person who acquires the Option by will or the laws of descent and distribution) may exercise the Option at any time within 10 years from the above Date of Grant.

(c)Termination for Cause.  If your employment is terminated by the Company for cause, the Option automatically shall be cancelled and may not be exercised following your termination.  The term “cause” means (i) your gross negligence or willful misconduct in the performance of your duties with respect to the Company or (ii) your final conviction of a felony or a misdemeanor involving moral turpitude.

(d)Other Terminations.  Subject to the terms of any applicable employment agreement or severance agreement, if your employment with the Company is terminated for any reason other than as provided above, including an Involuntary Termination (as defined below), the Option, to the extent vested on the date of your termination, may be exercised, at any time during the three-month period following such termination, by you or by your guardian or legal representative (or by your estate or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of you if you die during such three-month period), but in each case only as to the vested number of Option shares, if any, that you were entitled to purchase hereunder as of the date your employment so terminates.

(e)Change of Control.  The Option shall become fully vested upon your Involuntary Termination.  As used in this paragraph, "Involuntary Termination" means your termination from employment with the Company on or within twelve months following a Change of Control that is either (i) initiated by the Company for reasons other than cause, or (ii) initiated by you after (a) a reduction by the Company of your authority, duties or responsibilities immediately prior to the Change of Control (excluding for this purpose (A) an insubstantial reduction of such authorities, duties or responsibilities or an insubstantial reduction of your offices, titles and reporting requirements, or (B) an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by you), (b) a reduction of your base salary or total compensation as in effect immediately prior to the Change of Control (total compensation means for this purpose: base salary, participation in an annual bonus plan, and participation in a long-term incentive plan), or (c) your transfer, without your express written consent, to a location which is outside the general metropolitan area in which your principal place of business immediately prior to the Change of Control may be located or the Company's requiring you to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control.  The term “Change of Control” shall mean:  (i) the Company completes the sale of assets having a gross sales price which exceeds 50% of the consolidated total capitalization of the Company (consolidated total stockholders’ equity plus consolidated total long-term debt as determined in accordance with generally accepted accounting principles) as at the end of the last full fiscal quarter prior to the date such determination is made; or (ii) any corporation, person or group within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act) of voting securities of the Company representing more than 30% of the total votes eligible to be cast at any election of directors of the Company.

For purposes of this Agreement, “employment with the Company” shall include being an employee or a director of, or a consultant to, the Company or a Subsidiary.

The provisions of any written employment or severance agreement between you and the Company concerning the vesting, exercise and/or period for exercise of Company stock options are incorporated hereby and made a part of this Agreement.

There is no minimum or maximum number of Option shares that must be purchased upon exercise of the Option.  Instead, the Option may be exercised, at any time and from time to time, to purchase any number of Option shares that are then vested according to the provisions of this Agreement.

Notwithstanding any of the foregoing, the Option shall not be exercisable in any event after the expiration of 10 years from the above Date of Grant.

Subject to the terms of any applicable employment agreement or severance agreement, all Option shares that are not vested on your termination of employment for any reason other than as provided above shall be automatically cancelled and forfeited without payment upon your termination.

3.Method of Payment.  Payment of the aggregate Exercise Price for the Shares being purchased may be by any of the following, or a combination thereof:  (a) cash; (b) check acceptable to the Company; (c) consideration received by the Company under a “cashless broker” exercise program approved by the Company; (d) the constructive surrender of Shares already owned by you; or (e) withholding Shares to be acquired upon exercise of the Option.

4.Nontransferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during your lifetime only by you.  The terms of the Plan and this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

5.Entire Agreement; Governing Law.  This Option is granted under and governed by the terms and conditions of the Plan and this Agreement.  In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.  The Plan is incorporated herein by reference.  The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you.  This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the state of Texas.

6.Withholding of Tax.  To the extent that the exercise of the Option results in the receipt of compensation by you with respect to which the Company or a Subsidiary has a tax withholding obligation pursuant to applicable law,  the Company shall withhold a number of Shares that would otherwise be delivered on exercise that have an aggregate Fair Market Value that does not exceed the amount of taxes to be withheld to meet its withholding obligations under such applicable law, unless you, at your option, make other arrangements with the Company or such Subsidiary to satisfy such withholding obligations.  No delivery of Shares shall be made pursuant to the exercise of the Option under this Agreement until the applicable tax withholding requirements of the Company or Subsidiary have been satisfied in full.

7.Forfeiture in Certain Circumstances (“Clawback”). The Committee may, at its sole discretion, terminate this Award if it determines that you have violated the Company’s Clawback Policy.